AMENDMENT NO. 2
TO
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 (this “Amendment”), dated as of June 26, 2009, is entered into by and among Zoo Entertainment, Inc. (the “Company”) and the undersigned holders of the Notes (as defined below) representing the Requisite Holders (as defined below).

RECITALS

WHEREAS, the Company entered into that certain Note Purchase Agreement, dated as of July 7, 2008, as subsequently amended on July 15, 2008, July 31, 2008 and August 12, 2008, pursuant to which the Company consummated a financing (the “First Financing”) to raise $9,000,000 through the sale of senior secured convertible notes (the “Notes”) to certain investors, and the issuance to such investors of warrants to purchase an aggregate of 8,181,818 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, on July 7, 2008, Trinad Capital Master Fund, Ltd. (“Trinad”) invested $2,500,000 in the First Financing and received a Note in the principal amount of $2,500,000; and

WHEREAS, on July 7, 2008, Back Bay LLC (“Back Bay”) invested $2,000,000 in the First Financing and received a Note in the principal amount of $2,000,000; and

WHEREAS, on July 7, 2008, the Company issued to Trinad Capital Management, LLC, a Note in the principal amount of $750,000; and

WHEREAS, on July 10, 2008, Cipher 06 LLC invested $150,000 in the First Financing and received a Note in the principal amount of $150,000; and

WHEREAS, on July 24, 2008, each of Soundpost Capital, LP and Soundpost Capital Offshore Ltd. invested $500,000 in the First Financing and each received a Note in the principal amount of $500,000; and

WHEREAS, on August 1, 2008, Trinad invested $1,500,000 in the First Financing and received a Note in the principal amount of $1,500,000; and

WHEREAS, on August 12, 2008, Amendment No. 1 to the Senior Secured Convertible Promissory Notes was executed; and

WHEREAS, on August 13, 2008, S.A.C. Venture Investments, LLC invested $1,850,000 in the First Financing and received a Note in the principal amount of $1,850,000; and

WHEREAS, on September 26, 2008, the Company entered into that certain Note Purchase Agreement, pursuant to which the Company consummated a second financing (the “Second Financing”) to raise $1,400,000 through the sale of Notes to certain investors, and the issuance to such investors of warrants to purchase an aggregate of 1,272,727 shares of Common Stock; and

WHEREAS, on September 26, 2008, Trinad invested $500,000 in the Second Financing and received a Note in the principal amount of $500,000; and

WHEREAS, on September 26, 2008, Back Bay invested $500,000 in the Second Financing and received a Note in the principal amount of $500,000; and

WHEREAS, on September 26, 2008, John S. Lemak invested $100,000 in the Second Financing and received a Note in the principal amount of $100,000; and

WHEREAS, on September 26, 2008, Sandor Capital Master Fund LP invested $300,000 in the Second Financing and received a Note in the principal amount of $300,000; and

WHEREAS, pursuant to Section 8 of the Notes, the Notes may be amended with the consent of the Company and the holders of Notes representing at least seventy-five percent (75%) of the aggregate principal amount then outstanding under all Notes (the “Requisite Holders”); and

WHEREAS, the undersigned holders represent the Requisite Holders and desire to amend certain provisions of all of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the undersigned parties do hereby agree as follows:

AGREEMENT

1.
Amendment to Section 1 of the Notes Issued in the First Financing.  Section 1 of each of the Notes issued in the First Financing is hereby amended by deleting the date “July 7, 2009” and inserting the following in place thereof: “August 31, 2009, or, if the Company receives comments from the Securities and Exchange Commission with respect to that certain Information Statement Pursuant to Section 14(c) that the Company is contemplating filing in connection with an amendment to the Company’s certificate of incorporation authorizing a sufficient number of shares of Common Stock to permit the conversion of the Notes, September 15, 2009”.

2.
Amendment to Section 2 of the Notes.  Effective immediately on the date (the “Effective Date”) by which the following two events have occurred, regardless of the order in which they occur: (1) the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Company’s Certificate of Incorporation, in accordance with Section 103 of the Delaware General Corporation Law, in the form attached hereto as Exhibit A (the “Certificate of Amendment”), and (2) the consummation of an Investor Sale (as defined below in Section 3 of this Amendment), Section 2 of each of the Notes shall be deleted in its entirety and replaced with the following:

“2.          Conversion.

(a)           General.  On the Mandatory Conversion Date, the outstanding principal balance and all accrued and unpaid interest under this Note (collectively, the “Note Value”) shall automatically be converted, in whole, into shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a rate of one (1) share of Common Stock for each $0.20 (the “Conversion Price”) of the Note Value on the Mandatory Conversion Date (as defined below).  The “Mandatory Conversion Date” means the Effective Date (as defined in that certain Amendment No. 2 to Senior Secured Convertible Promissory Notes, dated as of June 26, 2009, by and among the Company and the Holders identified therein).  On the Mandatory Conversion Date, this Note shall be deemed converted automatically and without any further action by the Holder and whether or not this Note is surrendered to the Company or the transfer agent for this Note; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares into which this Note is convertible unless this Note is delivered to the Company, or the holder notifies the Company that the Note has been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith and, if the Company so elects, provides an appropriate indemnity.

(b)           Issuance of Conversion Shares.  Upon conversion of this Note pursuant to Section 2(a), the Holder shall be deemed to be the holder of record of Common Stock issuable upon such conversion (the “Conversion Shares”), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder.  If required by the Company, the Note surrendered shall be endorsed or accompanied by a written instrument or instruments of surrender, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing.  Subject to compliance with the provisions of Section 2(a), the Company shall, as soon as practicable after such surrender, issue and deliver to such holder of this Note, or to his or its nominees, a certificate or certificates for the Conversion Shares to which such holder shall be entitled.

(c)           Termination of Rights Under this Note.  Immediately upon the Mandatory Conversion Date, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the Mandatory Conversion Date, except only the right of the Holder to receive the shares to which it is entitled as a result of the conversion on the Mandatory Conversion Date under the terms, and subject to conditions, of this Note.

(d)           Taxes or other Issuance Charges. The issuance of any Conversion Shares upon conversion of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.   The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)           Holder Not a Stockholder.  The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company until such time as this Note has been converted pursuant to Section 2(a), at which time the Holder shall be deemed to be the holder of record of the Conversion Shares, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder.

(f)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up or down to the nearest whole share of Common Stock.

(h)           Securities Act of 1933. Upon conversion of this Note, the Holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares of Common Stock issuable upon conversion hereof are being acquired for investment only and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.”

3.
For purposes of this Amendment, the “Investor Sale” shall mean the sale of shares of the Company’s Series A Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), on substantially the terms set forth in the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of Zoo Entertainment, Inc., attached hereto as Exhibit B, at closings for which (A) such sale results in aggregate gross proceeds to the Company of at least Four Million Dollars ($4,000,000), (B) the Series A Preferred Stock is sold at $10.00 per share, and (C) each share of Series A Preferred Stock is initially convertible into 50 shares of the Company’s Common Stock, par value $0.001 per share.

4.
The Company shall cause notice of the Effective Date to be mailed to the registered holders of the Notes, at each such holder’s address appearing in the records of the Company, within five (5) days after the Effective Date.

5.
If the amendment to the Notes set forth in Section 2 of this Amendment does not become effective as provided in Section 2 above on or prior to August 31, 2009, or, if the Company receives comments from the Securities and Exchange Commission with respect to that certain Information Statement Pursuant to Section 14(c) that the Company is contemplating filing in connection with the Certificate of Amendment, on or prior to September 15, 2009, the provisions of Section 2 above shall become null and void and shall be of no further effect.

6.
Except as otherwise set forth herein, the Notes shall remain in full force and effect without change or modification.  This Amendment, the Notes and other agreements related to the Notes constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof.  This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf as of the date first written above.

COMPANY:

ZOO ENTERTAINMENT, INC.

By: /s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer

PURCHASERS:

TRINAD CAPITAL MASTER FUND, LTD.

By: /s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Managing Director of
Trinad Management, LLC, its Manager

BACK BAY LLC

By: /s/ Howard Smuckler
Name: Howard Smuckler
Title: Chief Financial Officer

CIPHER 06 LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

SOUNDPOST CAPITAL, LP

By: ________________________________
Name: ________________________________
Title: ________________________________

SOUNDPOST CAPITAL OFFSHORE LTD.

By: ________________________________
Name: ________________________________
Title: ________________________________

[Additional Signature Page Follows]

TRINAD MANAGEMENT, LLC

By: /s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Managing Director

S.A.C. VENTURE INVESTMENTS, LLC
By: /s/ Peter A Nussbaum
Name: Peter A. Nussbaum
Title: Authorized Signatory

SANDOR CAPITAL MASTER FUND LP

By: /s/ John S. Lemak
Name: John S. Lemak
Title: John S. Lemak

/s/ John S. Lemak
John S. Lemak